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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported)  April 2, 1998
                                                          -------------

                          LAMINATING TECHNOLOGIES, INC.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                      0-21061                  58-2044990
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(State or other jurisdiction    (Commission File Number)    (IRS Employer
     of incorporation)                                      Identification No.)



               1160 Hightower Trail, Atlanta, Georgia 30350-2910
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                    (Address of principal executive offices)


Registrant's telephone number, including area code           770-518-6010
                                                    ----------------------------

                                Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report).

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ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

          On March 25, 1998, Laminating Technologies, Inc. (the "Company") advised Richard A. Eisner & Company, LLP that the company was discontinuing Eisner's services as the Company's independent auditor. This decision was approved by the Audit Committee of the Board of Directors.

          Eisner's report on the financial statements of the Company for the past fiscal year did not contain any adverse opinion or disclaimer of opinion, nor were the reports modified as to uncertainty, audit scope, or accounting principles.

          There were no disagreements between the Company and Eisner during their service and subsequent interim periods preceding such dismissal on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which disagreement(s), if not resolved to the satisfaction of Eisner would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its reports.

          On March 26, 1998, Laminating Technologies, Inc. (the "Company") engaged Grant Thornton LLP to serve as the Company's independent accountants for the fiscal year ended March 31, 1998. The decision to engage Grant Thornton was approved by the Audit Committee of the Board of Directors by written consent on March 25, 1998.

          During the period ended March 31, 1997 and through the date of this report, the Company did not consult Grant Thornton LLP regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   LAMINATING TECHNOLOGIES, INC.


                                   By: /s/ Michael E. Noonan
                                      ---------------------------------------
                                      Michael E. Noonan, Chief Executive
                                        Officer and President

Dated: April 2, 1998